INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

TODOS Medical

CERT.9999
Certificate Number

* 9,000,000,000 *
Shares

Par Value $0.001
Common Stock

CUSIP No. 999999ZZ9

This Certifies That * SPECIMEN *

Is The Owner Of * NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

TEST ISSUE REF 1999

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: JANUARY 01, 2009

CFO

CEO

Countersigned and Registered:
By Worldwide Stock Transfer, LLC
Transfer Agent

Authorized Signature
www.worldwidestocktransfer.com

999999